Exhibit 99.1
Olo Announces Second Quarter 2025 Financial Results
Revenue up 22%, ARPU up 12% Year-over-Year
Entered into a Definitive Agreement to be Acquired by Thoma Bravo
New York, New York - August 4, 2025 - Olo Inc. (NYSE:OLO) (“Olo” or the “Company”), a leading restaurant technology provider, today announced financial results for the second quarter ended June 30, 2025.
“Olo continued to execute in the second quarter, generating revenue and non-GAAP operating income that exceeded the high-end of their respective guidance ranges,” said Noah Glass, Olo’s Founder and CEO. “By partnering with Thoma Bravo, we believe we can build on our success to date and accelerate our vision of helping our customers create a world where every restaurant guest feels like a regular.”
Second Quarter Financial and Other Highlights
•Total revenue increased 22% year-over-year to $85.7 million.
•Total platform revenue increased 21% year-over-year to $84.1 million.
•Gross profit increased 10% year-over-year to $43.9 million, and was 51% of total revenue.
•Non-GAAP gross profit increased 10% year-over-year to $48.8 million, and was 57% of total revenue.
•Operating loss was $2.7 million, or (3)% of total revenue, compared to operating income of $1.0 million, or 1% of total revenue, a year ago.
•Non-GAAP operating income was $13.1 million, or 15% of total revenue, compared to $7.6 million, or 11% of total revenue, a year ago.
•Net income was $1.6 million, or $0.01 per share, compared to a net income of $5.7 million, or $0.03 per share a year ago.
•Non-GAAP net income was $13.1 million, or $0.07 per share, compared to non-GAAP net income of $9.2 million or $0.05 per share a year ago.
•Cash, cash equivalents, and short- and long-term investments totaled $428.5 million as of June 30, 2025.
•Average revenue per unit (ARPU) increased 12% year-over-year to approximately $955.
•Dollar-based net revenue retention (NRR) was 114%.
•Ending active locations increased 9% year-over year to approximately 89,000, up approximately 1,000 from the quarter ended March 31, 2025.
•Borderless, Olo’s passwordless checkout feature, recently exceeded 19 million total accounts across more than 450 brands.

Pending Acquisition by Thoma Bravo
On July 3, 2025, the Company announced it had entered into a definitive agreement (“Merger Agreement”) to be acquired by Thoma Bravo, a leading software investment firm, in an all-cash transaction valuing Olo at approximately $2.0 billion in equity value (the “Merger”). Under the terms of the agreement, Olo shareholders will receive $10.25 per share in cash, which represents a premium of 65% over Olo's share price of $6.20 as of April 30, 2025, the last trading day prior to media reports regarding a potential transaction. The transaction was unanimously approved by the Olo Board of Directors and is expected to close by the end of calendar year 2025, subject to customary closing conditions, including approval by Olo shareholders and the receipt of required regulatory approvals. The transaction is not subject to a financing condition. Upon completion of the transaction, Olo common stock will no longer be listed on any public stock exchange. The Company will continue to operate under the Olo name and brand.

Given the pending transaction, Olo will not be hosting an earnings conference call, is withdrawing its prior financial guidance for fiscal year 2025, and is suspending its practice of providing financial guidance. For further detail and discussion of our financial performance, please refer to our Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 2025.

Available Information
Olo announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the “Investor Relations” website at investors.olo.com, and the Company’s X (formerly Twitter) account @Olo in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Olo
Olo (NYSE: OLO) is a leading restaurant technology provider with ordering, payment, and guest engagement solutions that help brands increase orders, streamline operations, and improve the guest experience. Each day, Olo processes millions of orders on its open SaaS platform, gathering the right data from each touchpoint into a single source—so restaurants can better understand and better serve every guest on every channel, every time. Over 750 restaurant brands trust Olo and its network of more than 400 integration partners to innovate on behalf of the restaurant community, accelerating technology’s positive impact and creating a world where every restaurant guest feels like a regular. Learn more at olo.com.
Contacts
Media
Olo@icrinc.com
Investor Relations
InvestorRelations@olo.com

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
In this press release, we refer to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States, or GAAP. We use non-GAAP financial measures, as described below, in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance as measured by such non-GAAP figures, facilitate period-to-period comparisons of core operating results, and assist shareholders in better evaluating us by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or compared to other registrants’ similarly named non-GAAP financial measures and key performance indicators.
A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because our non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.
The following are the non-GAAP financial measures referenced in this press release and presented in the tables below: non-GAAP gross profit (total and each line item, and total and each non-GAAP gross profit item on a margin basis as a percentage of revenue), non-GAAP operating expenses (each line item and each non-GAAP operating expense item on a margin basis as a percentage of revenue), non-GAAP operating income (and on a margin basis as a percentage of revenue), non-GAAP net income (and on a per share basis), and free cash flow.

We adjust our GAAP financial measures for the following items to calculate one or more of our non-GAAP financial measures (other than free cash flow): stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions) and related payroll tax expense, certain litigation-related expenses, net of recoveries (which relate to legal and other professional fees associated with litigation-related matters that are not indicative of our core operations and are not part of our normal course of business), non-cash impairment charges, capitalized internal-use software and intangible amortization, and certain transaction costs associated with the Merger. We have included the tax impact of the non-GAAP adjustments in determining non-GAAP net income. We determined this amount by utilizing a federal rate plus a net state rate that excluded the impact of net operating losses, or NOLs, and valuation allowances to calculate a non-GAAP blended statutory rate, which we then applied to all non-GAAP adjustments.
Management believes that it is useful to exclude certain non-cash charges and non-core operational charges from our non-GAAP financial measures because: (1) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and we believe does not relate to ongoing operational performance; and (2) such expenses can vary significantly between periods.

Free cash flow represents net cash provided by or used in operating activities, reduced by purchases of property and equipment and capitalization of internal-use software. Free cash flow is a measure used by management to understand and evaluate our liquidity and how it can be used to generate future growth. Free cash flow excludes items that we do not consider to be indicative of our liquidity and facilitates comparisons of our liquidity on a period-to-period basis. We believe providing free cash flow provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business from the perspective of our management and Board of Directors.

Key Performance Indicators

In addition, we also use the following key performance indicators to help us evaluate our business, identify trends affecting the business, formulate business plans, and make strategic decisions.

Average revenue per unit (ARPU): We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe ARPU is an important metric that demonstrates our ability to grow within our customer base through the development of products that our customers value.

Dollar-based net revenue retention (NRR): We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. An active customer is a specific restaurant brand that utilizes one or more of our modules in a given quarterly period. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR. We believe that NRR is an important metric to our investors, demonstrating our ability to retain our customers and expand their use of our modules over time, proving the stability of our revenue base and the long-term value of our customer relationships.

Active locations: We define an active location as a unique restaurant location that is utilizing or subscribed to one or more of our modules in a quarterly period (depending on the module). Given this definition, active locations in any one quarter may not reflect (i) the future impact of new customer wins as it can take some time for their locations to go live with our platform, or (ii) the customers who have indicated their intent to reduce or terminate their use of our platform in future periods. Of further note, not all of our customer locations may choose to utilize our products, and while we aim to deploy all of a customer’s locations, not all locations may ultimately deploy.
Gross merchandise volume (GMV): We define GMV as the gross value of orders processed through our platform.
Gross payment volume (GPV): We define GPV as the gross volume of payments processed through Olo Pay.
Our management uses GMV and GPV metrics to assess demand for our products. We also believe GMV and GPV provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

Forward-Looking Statements
Statements we make in this press release include statements that are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which may be identified by the use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, statements about the consummation of the pending Merger, our future performance and growth and market opportunities, including new products and continued module adoption among new and existing customers, our business strategy, and our expectations regarding other financial and operational metrics and advancements in our industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the risk that the pending Merger may not be completed in a timely manner or at all, which may adversely affect the our business and the price of our common stock; the failure to satisfy any of the conditions to the consummation of the pending Merger, including the receipt of certain regulatory approvals; the failure to obtain stockholder approval; the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring us to pay a termination fee; the effect of the announcement or pendency of the pending Merger on our business relationships, operating results and business generally; risks that the pending Merger disrupts our current plans and operations; our ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom we do business, in light of the pending Merger; risks related to diverting management’s attention from our ongoing business operations; unexpected costs, charges or expenses resulting from the pending Merger; potential litigation relating to the pending Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing and rating agency actions; certain restrictions during the pendency of the Merger that may impact our ability to pursue certain business opportunities or strategic transactions; uncertainty as to the timing of completion of the pending Merger; the effects of macroeconomic conditions, including inflation, changes in discretionary spending, fluctuating interest rates, tariffs, geopolitical instability, and overall market uncertainty; our ability to acquire new customers, have existing customers (including our emerging enterprise customers) adopt additional modules, and successfully retain existing customers; our ability to compete effectively with existing competitors, new market entrants, and customers generally developing their own solutions to replace our products; our ability to develop and release new and successful products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the growth of Olo Pay; the costs and success of our sales and marketing efforts, and our ability to promote our brand; our long and unpredictable sales cycles; our ability to identify, recruit, and retain skilled personnel; our ability to effectively manage our growth, including any international expansion; our ability to realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions, and the risk that the integration of these acquisitions may disrupt our business and management; our ability to protect our intellectual property rights and any costs associated therewith; the growth rates of the markets in which we compete and our ability to expand our market opportunity; our actual or perceived failure to comply with our obligations related to data privacy, cybersecurity, and processing payment transactions; the impact of new and existing laws and regulations or changes in governmental policies on our business; changes to our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of customer spend retention; the durability of the growth we experienced in the past, guest preferences for digital ordering and customer adoption of multiple modules; public health crises; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to our customers’ spending decisions and guest ordering behavior. Significant variations from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results and forward-looking statements are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 that will be filed following this press release, our Annual Report on Form 10-K for the year ended December 31, 2024, and our other filings with the Securities and Exchange Commission (“SEC”), which are available on our “Investor Relations” website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

Additional Information and Where to Find It

In connection with the proposed transaction by and among the Company, a Delaware corporation, Project Hospitality Parent, LLC (“Parent”), a Delaware limited liability company, and Project Hospitality Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, this communication is being made in respect of the pending Merger involving the Company and Parent. The Company filed a preliminary proxy statement with the SEC on July 28, 2025, and will file with the SEC a definitive proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the pending Merger. When completed, the definitive proxy statement will be mailed to the Company’s stockholders. This document is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER AND RELATED MATTERS.

The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.olo.com under the link “Financials” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at InvestorRelations@olo.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the pending Merger. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 24, 2025. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the pending Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

OLO INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of June 30, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$309,333	$286,757
Short-term investments	68,111	73,978
Accounts receivable, net of expected credit losses of $4,649 and $4,592, respectively	63,630	61,589
Contract assets	997	892
Deferred contract costs	5,899	5,635
Prepaid expenses and other current assets	21,749	19,470
Total current assets	469,719	448,321
Property and equipment, net of accumulated depreciation and amortization of $26,847 and $20,253, respectively	25,706	26,318
Intangible assets, net of accumulated amortization of $14,112 and $12,205, respectively	11,890	13,797
Goodwill	207,781	207,781
Contract assets, noncurrent	807	826
Deferred contract costs, noncurrent	4,785	5,621
Operating lease right-of-use assets	8,806	9,709
Long-term investments	51,063	42,376
Other assets, noncurrent	115	27
Total assets	$780,672	$754,776
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$572	$1,431
Accrued expenses and other current liabilities	54,851	53,894
Unearned revenue	3,121	1,869
Operating lease liabilities, current	2,318	2,400
Total current liabilities	60,862	59,594
Unearned revenue, noncurrent	410	375
Operating lease liabilities, noncurrent	10,409	11,584
Other liabilities, noncurrent	—	—
Total liabilities	71,681	71,553
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,700,000,000 shares authorized at June 30, 2025 and December 31, 2024; 120,334,155 and 115,635,624 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at June 30, 2025 and December 31, 2024; 48,653,295 and 50,307,240 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	169	166
Preferred stock, $0.001 par value; 20,000,000 shares authorized at June 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	922,023	899,754
Accumulated deficit	(213,340)	(216,726)
Accumulated other comprehensive income	139	29
Total stockholders’ equity	708,991	683,223
Total liabilities and stockholders’ equity	$780,672	$754,776

OLO INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Platform	$84,146	$69,600	$163,377	$135,365
Professional services and other	1,578	904	3,027	1,650
Total revenue	85,724	70,504	166,404	137,015
Cost of revenue:
Platform	40,399	29,788	75,995	58,116
Professional services and other	1,395	811	2,165	1,786
Total cost of revenue	41,794	30,599	78,160	59,902
Gross profit	43,930	39,905	88,244	77,113
Operating expenses:
Research and development	17,614	16,957	34,722	33,956
General and administrative	16,117	8,664	31,907	21,420
Sales and marketing	12,903	13,307	26,735	27,920
Total operating expenses	46,634	38,928	93,364	83,296
(Loss) income from operations	(2,704)	977	(5,120)	(6,183)
Other income, net:
Interest income	4,189	4,844	8,386	9,751
Interest expense	(22)	(15)	(37)	(84)
Other income, net	191	—	313	3
Total other income, net	4,358	4,829	8,662	9,670
Income before income taxes	1,654	5,806	3,542	3,487
Provision for income taxes	74	77	156	114
Net income	$1,580	$5,729	$3,386	$3,373
Net income per share attributable to Class A and Class B common stockholders:
Basic	$0.01	$0.04	$0.02	$0.02
Diluted	$0.01	$0.03	$0.02	$0.02
Weighted-average Class A and Class B common shares outstanding:
Basic	167,729,828	161,197,680	167,034,720	161,766,287
Diluted	182,233,957	170,472,824	180,434,976	171,608,366

OLO INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net income	$3,386	$3,373
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,528	6,589
Stock-based compensation	18,675	21,256
Provision for expected credit losses	931	3,265
Non-cash lease expense	903	1,320
Non-cash impairment charges	—	1,079
Other non-cash operating activities, net	(282)	(1,221)
Changes in operating assets and liabilities:
Accounts receivable	(2,972)	6,800
Contract assets	(86)	(628)
Prepaid expenses and other current and noncurrent assets	(2,366)	(7,827)
Deferred contract costs	571	(369)
Accounts payable	(858)	1,904
Accrued expenses and other current liabilities	926	(10,596)
Operating lease liabilities	(1,257)	(1,400)
Unearned revenue	1,287	722
Other liabilities, noncurrent	—	(109)
Net cash provided by operating activities	27,386	24,158
Investing activities
Purchases of property and equipment	(402)	(367)
Capitalized internal-use software	(4,855)	(6,831)
Purchases of investments	(69,187)	(60,498)
Sales and maturities of investments	66,760	54,064
Net cash used in investing activities	(7,684)	(13,632)
Financing activities
Cash received for employee payroll tax withholdings	5,994	3,316
Cash paid for employee payroll tax withholdings	(5,964)	(3,282)
Proceeds from exercise of stock options and purchases under the employee stock purchase plan	2,844	2,842
Repurchase of common stock	—	(22,181)
Net cash provided by (used in) financing activities	2,874	(19,305)
Net increase (decrease) in cash and cash equivalents	22,576	(8,779)
Cash and cash equivalents, beginning of period	286,757	278,218
Cash and cash equivalents, end of period	$309,333	$269,439

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Gross profit and gross margin reconciliation:
Platform gross profit, GAAP	$43,747	$39,812	$87,382	$77,249
Plus: Stock-based compensation expense and related payroll tax expense	957	1,339	1,975	2,898
Plus: Capitalized internal-use software and intangible amortization	3,818	3,010	7,579	5,649
Platform gross profit, non-GAAP	48,522	44,161	96,936	85,796
Services gross profit, GAAP	183	93	862	(136)
Plus: Stock-based compensation expense and related payroll tax expense	84	54	164	183
Services gross profit, non-GAAP	267	147	1,026	47
Total gross profit, GAAP	43,930	39,905	88,244	77,113
Total gross profit, non-GAAP	48,789	44,308	97,962	85,843
Platform gross margin, GAAP	52%	57%	53%	57%
Platform gross margin, non-GAAP	58%	63%	59%	63%
Services gross margin, GAAP	12%	10%	28%	(8)%
Services gross margin, non-GAAP	17%	16%	34%	3%
Total gross margin, GAAP	51%	57%	53%	56%
Total gross margin, non-GAAP	57%	63%	59%	63%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Sales and marketing reconciliation:
Sales and marketing, GAAP	$12,903	$13,307	$26,735	$27,920
Less: Stock-based compensation expense and related payroll tax expense	1,490	1,568	3,101	3,125
Less: Intangible amortization	341	342	683	683
Sales and marketing, non-GAAP	11,072	11,397	22,951	24,112
Sales and marketing as % total revenue, GAAP	15%	19%	16%	20%
Sales and marketing as % total revenue, non-GAAP	13%	16%	14%	18%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Research and development reconciliation:
Research and development, GAAP	$17,614	$16,957	$34,722	$33,956
Less: Stock-based compensation expense and related payroll tax expense	2,282	2,743	4,488	5,877
Less: Non-cash capitalized software impairment	—	517	—	517
Research and development, non-GAAP	15,332	13,697	30,234	27,562
Research and development as % total revenue, GAAP	21%	24%	21%	25%
Research and development as % total revenue, non-GAAP	18%	19%	18%	20%

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
General and administrative reconciliation:
General and administrative, GAAP	$16,117	$8,664	$31,907	$21,420
Less: Stock-based compensation expense and related payroll tax expense	4,836	4,923	9,753	9,672
Less: Certain litigation-related expenses, net of recoveries	—	(8,462)	—	(9,834)
Less: Non-cash impairment charge associated with corporate headquarters	—	563	—	563
Less: Intangible amortization	—	40	8	81
Less: Transaction costs	1,986	—	1,986	—
General and administrative, non-GAAP	9,295	11,600	20,160	20,938
General and administrative as % total revenue, GAAP	19%	12%	19%	16%
General and administrative as % total revenue, non-GAAP	11%	16%	12%	15%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating income (loss) reconciliation:
Operating (loss) income, GAAP	$(2,704)	$977	$(5,120)	$(6,183)
Plus: Stock-based compensation expense and related payroll tax expense	9,649	10,627	19,481	21,755
Plus: Certain litigation-related expenses, net of recoveries	—	(8,462)	—	(9,834)
Plus: Non-cash impairment charge associated with corporate headquarters	—	563	—	563
Plus: Non-cash capitalized internal-use software impairment	—	517	—	517
Plus: Capitalized internal-use software and intangible amortization	4,159	3,392	8,270	6,413
Plus: Transaction costs	1,986	—	1,986	—
Operating income, non-GAAP	13,090	7,614	24,617	13,231
Operating margin, GAAP	(3)%	1%	(3)%	(5)%
Operating margin, non-GAAP	15%	11%	15%	10%

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except percentages and share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) reconciliation:
Net income, GAAP	$1,580	$5,729	$3,386	$3,373
Plus: Stock-based compensation expense and related payroll tax expense	9,649	10,627	19,481	21,755
Plus: Certain litigation-related expenses, net of recoveries	—	(8,462)	—	(9,834)
Plus: Non-cash impairment charge associated with corporate headquarters	—	563	—	563
Plus: Non-cash capitalized internal-use software impairment	—	517	—	517
Plus: Capitalized internal-use software and intangible amortization	4,159	3,392	8,270	6,413
Plus: Transaction costs	1,986	—	1,986	—
Less: Tax impact of non-GAAP adjustments (1)	(4,300)	(3,207)	(8,225)	(5,806)
Net income, non-GAAP	13,074	9,159	24,898	16,981
Fully diluted net income (loss) per share attributable to Class A and Class B common stockholders, GAAP	$0.01	$0.03	$0.02	$0.02
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	182,233,957	170,472,824	180,434,976	171,608,366
Fully diluted net income per share attributable to Class A and Class B common stockholders, non-GAAP	$0.07	$0.05	$0.14	$0.10
Fully diluted Class A and Class B common shares outstanding, non-GAAP	182,233,957	170,472,824	180,434,976	171,608,366

(1) We utilized a federal rate plus a net state rate that excluded the impact of NOLs and valuation allowances to calculate our non-GAAP blended statutory rate of 25.18% and 25.85% for the six months ended June 30, 2025 and 2024, respectively.

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$26,838	$18,131	$27,386	$24,158
Purchase of property and equipment	(309)	(299)	(402)	(367)
Capitalized internal-use software	(2,499)	(3,682)	(4,855)	(6,831)
Non-GAAP free cash flow	$24,030	$14,150	$22,129	$16,960